Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into on March 3, 2009, by and between Assurant, Inc. (the “Company”) and Philip Bruce Camacho (the “Consultant”).

WHEREAS, the Consultant has served as an officer and employee of the Company and its subsidiaries and predecessors for 18 years, and currently holds the position of Executive Vice President and Chief Financial Officer of the Company;

WHEREAS, simultaneously with this Agreement, the Consultant has entered into a separation agreement with the Company, dated as of the date hereof (the “Separation Agreement”), pursuant to which the parties have concluded the Consultant’s employment on the terms set forth therein and provided for certain post-employment covenants; and

WHEREAS, the Company wishes to retain the services of the Consultant following the cessation of employment to perform the Consulting Services over the term of the Consulting Period, as specified herein, and the Consultant has agreed to perform such services.

NOW, THEREFORE, in consideration of and in reliance upon the foregoing and the covenants, obligations and agreements contained herein, the parties hereto agree as follows:

1.    Consulting Services.

(A)    Scope of Consulting Services. The Company and the Consultant agree that during the Consulting Period (as defined in Section 3(A) hereof), the Consultant shall provide to the Company litigation support services and such strategic advisory services as may be assigned to Consultant from time to time (the “Consulting Services). The Consulting Services shall be provided as reasonably requested from time to time by the Company’s Executive Vice President, Human Resources (the “EVP-HR”), except in connection with litigation support services, as to which the Consulting Services shall be at the request of the Company’s Chief Legal Officer (the “CLO”) or his designee. During the Consulting Period, the Consultant shall report to the EVP-HR and the CLO, as applicable; provided, however, that, under no circumstances shall the EVP-HR or the CLO provide the Consultant with any instructions or suggestions relating to the SEC Investigation (as defined in the Separation Agreement) or any of the issues raised in connection therewith.

(B)    Time of Performance. The Consultant shall perform the Consulting Services at such times as may be reasonably requested by the Company, taking into account for scheduling purposes the commitments of the Consultant that are unrelated to the Consulting Services, to the extent possible. It is the expectation of the parties that the Consulting Services shall not exceed, on average, forty (40) hours per week.

(C)    Place of Performance. The Consultant shall not maintain a regular business office at the Company’s place of business. The Consultant shall be responsible for establishing a business office for the performance of the Consulting Services at the Consultant’s home or another location that is suitable to the performance of the Consulting Services, as selected by the Consultant. Notwithstanding the foregoing, the Company may occasionally require the Consultant to attend meetings at the Company’s place of business or to travel to perform the Consulting Services.

2.    Consulting Fees and Expenses.

(A)    Consulting Fees. In consideration for the Consulting Services to be performed by the Consultant hereunder, the Consultant shall be paid a retainer of $100,000 per month, payable in arrears on a monthly basis (the “Consulting Fees”). Each payment of the Consulting Fees shall be a separate payment for purposes of Section 409A (as defined in Section 13 of this Agreement).

(B)    Business Expenses. All reasonable and necessary out-of-pocket travel and other business expenses incurred by the Consultant in the performance of the Consulting Services hereunder shall be reimbursed by the Company in accordance with the Company’s expense reimbursement policies. Notwithstanding the foregoing, the Consultant shall not be reimbursed for the expense of maintaining a business office or technical support services, it being understood that such expenses are taken into account in the Consulting Fees provided above.

3.    Consulting Period; Termination.

(A)    General. The Consulting Services shall commence on March 16, 2009 (the “Effective Date”) and shall continue in effect until March 15, 2010. Notwithstanding the foregoing, this Agreement may be earlier terminated as provided below in this Section 3. The period of time during which the Consultant provides the Consulting Services hereunder shall be referred to herein as the “Consulting Period.”

(B)    Termination For Cause. The Consulting Period may be terminated by the Company prior to the expiration of the Consulting Period for “Cause.” In the event of a termination of the Consulting Period for “Cause,” the Company shall have no further obligation for the payment of Consulting Fees under this Agreement. For purposes of this Agreement, the term “Cause” shall mean the occurrence of one or more of the following events: (i) the Consultant’s willful failure or refusal (other than by reason of a Disability, as defined below) to perform the Consulting Services as reasonably requested by the Company, which is not cured within thirty (30) days after receipt by the Consultant of written notice of same, (ii) the Consultant’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude, (iii) the occurrence of a “Forfeiture Event” within the meaning of Section 5.B. of the Separation Agreement, (iv) the requirement by the United States Securities and Exchange Commission (the “SEC”) or any other governmental authority that the Company terminate the Company’s relationship with the Consultant; provided, however, that the Company shall not on its own initiative offer and shall endeavor in good faith to avoid, any such requirement in connection with any discussions with the SEC (or its staff) concerning a potential resolution of the SEC Investigation, or (v) the Consultant’s commission of a material breach any of the Consultant covenant provisions of Section 6 of this Agreement or the employee covenant provisions of Section 7 of the Separation Agreement. Notwithstanding the foregoing, nothing in this Agreement shall affect the Company’s or its Board of Directors’ right to respond in any manner whatsoever to any request made by the SEC (or its staff), as and in the manner determined by the Board of Directors in its sole discretion.

(C)    Termination Without Cause. The Consulting Period may be terminated by the Company prior to the expiration of the Consulting Period without “Cause.” In the event of a termination of the Consulting Period without “Cause,” the Company shall be required to continue to pay to the Consultant any unpaid Consulting Fees for the remainder of the original 12-month term of this Agreement, provided that the final payment shall be paid not later than March 15, 2010.

(D)    Death; Disability. The Company’s relationship with the Consultant during the Consulting Period shall automatically terminate upon the Consultant’s death or “Disability.” In the event of a termination of the Consulting Period upon death or Disability, the Company shall have no further obligation for the payment of Consulting Fees under this Agreement. For purposes of this Agreement, the term “Disability” shall mean the inability of the Consultant to perform the Consulting Services on account of physical or mental illness or incapacity for a period of 180 calendar days, whether or not consecutive, during the Consulting Period, as a result of a condition that is expected to result in a total or permanent disability.

4.    Independent Contractor.

(A)    Status. The Consultant acknowledges and agrees that the Consultant’s status at all times during the Consulting Period shall be that of an independent contractor, and that the Consultant may not, at any time during the Consulting Period, act as a representative for or on behalf of the Company for any purpose or transaction, and may not bind or otherwise obligate the Company in any manner whatsoever without obtaining the prior written approval of the Company therefor. The Consultant is not eligible for, and shall not actively participate in, any of the Company’s benefit plans during the term of this Agreement.

(B)    Taxes. The parties hereby acknowledge and agree that all compensation paid pursuant to Section 2 hereof shall represent fees for services as an independent contractor, and shall therefor be paid without any deductions or withholdings taken therefrom for taxes or for any other purpose. The Consultant further acknowledges that the Company makes no warranties as to any tax consequences regarding payment of such compensation, and specifically agrees that the determination of any tax liability or other consequences of payments made hereunder is the Consultant’s sole and complete responsibility and that the Consultant will pay all taxes, if any, assessed on such payments under the applicable laws of any Federal, state, or local jurisdiction.

5.    No Conflicts.

The Consultant hereby represents that the performance of the Consulting Services hereunder does not and will not conflict with or violate any obligation or duty that the Consultant may have to any other Person (as defined below), whether such obligation or duty results from the Consultant’s current or prior affiliation as a stockholder, owner, officer, member of the board of directors, employee or consultant, or by contract or otherwise.

6.    Consultant Covenants.

(A)    Separation Agreement Covenants. In partial consideration of this Agreement, the Consultant hereby acknowledges and reaffirms the employee covenant provisions contained in Section 7 (Employee Covenants) of the Separation Agreement, including the provisions contained in Sections 17 (Severability) and 8.B (Injunctive Relief) thereof as they relate to such employee covenant provisions, and understands that such employee covenants shall remain in full force and effect in accordance with their terms as if incorporated herein in their entirety.

(B)    Noncompetition during Consulting Period. The Consultant agrees that, during the Consulting Period, without the express written consent of the Company, he will not provide services to any business, entity, company, institution or individual (collectively, “Persons”) other than the Company, that is competitive with the business of the Company or its subsidiaries in any jurisdiction in which they engage in business.

(C)    Reasonableness. The Consultant hereby acknowledges and agrees that: (i) the restrictions provided in this Agreement are reasonable in time and scope in light of the necessity of the protection of the business of the Company, (ii) his ability to work and earn a living will not be unreasonably restrained by the application of these restrictions, and (iii) if a court concludes that any of the restrictions in this Agreement are overbroad or unenforceable for any reason, the court shall modify the relevant provision to the least extent necessary and then enforce it as modified.

(D)    Injunctive and Other Relief. The Consultant recognizes and agrees that should he fail to comply with the restrictions set forth herein, which restrictions are vital to the protection of the Company’s business, the Company will suffer irreparable injury and harm for which there is no adequate remedy at law. Therefore, the Consultant agrees that in the event of the breach or threatened breach by him of any of the terms and conditions of in this Section 6, the Company shall be entitled to preliminary and permanent injunctive relief against him and any other relief as may be awarded by a court having jurisdiction over the dispute. In the event of a judicial finding of a material breach by the Consultant of the provisions in this Section 6, the Company shall have the right to cease making any payments, or providing other benefits, under this Agreement. The rights and remedies enumerated in this Section 6 shall be independent of each other, and shall be severally enforced, and such rights and remedies shall be in addition to, and not in lieu of, any other rights or remedies available to the Company in law or in equity.

7.    Dispute Resolution.

The parties agree that any and all disputes arising out of or relating to this Agreement shall be determined exclusively by confidential, final and binding arbitration in the State of New York in accordance with the rules established by the American Arbitration Association, except that the Company shall retain the right to seek injunctive and equitable relief for any actual or threatened breach of Section 6 hereof. Without limitation of the foregoing, each party acknowledges that it is hereby waiving any right to have any such dispute resolved by jury trial. Judgment may be entered on an arbitrator’s award hereunder in any court having jurisdiction.

Each party hereto shall bear its own respective costs and expenses of any such arbitration proceeding and shall be responsible for its own legal fees.

8.    Notices.

All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if delivered in person, by courier or by facsimile transmission, or sent by express, registered or certified mail, postage prepaid, addressed as follows:

If to the Consultant:

Philip Bruce Camacho

2935 Gainesway Court

Cumming, GA 30041

with a copy to:

J. Peter Coll, Jr., Esq.

Orrick Herrington & Sutcliffe LLP

666 Fifth Avenue

New York, NY 10103-0001

If to the Company:

Bart Schwartz

Executive Vice President, Chief Legal Officer and Secretary

Assurant, Inc.

One Chase Manhattan Plaza

New York, NY 10005

with a copy to:

Paul J. Wessel, Esq.

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Either party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

9.    Assignment.

Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the

Company upon any sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Consultant to the extent of any payments due to them hereunder. As used in this Agreement, the term “Company” shall be deemed to refer to any such successor or assign of the Company referred to in this Section 9.

10.    Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be not enforceable in the manner set forth in this Agreement, the Consultant and the Company agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or any portion thereof).

11.    Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance with the laws the State of New York, without giving effect to the choice of law principles thereof.

12.    Survival.

The provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

13.    Section 409A Compliance.

The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code section 409A and applicable guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Consultant by Section 409A or any damages for failing to comply with Section 409A.

14.    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15.    Entire Agreement; Amendments.

This Agreement (together with the Separation Agreement) represents the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and, except as specifically provided herein, supersedes any and all other agreements, verbal or otherwise, between the parties hereto concerning such subject. No amendments or modifications of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Consultant and an authorized officer of the Company have executed this Agreement as of the date first above written.

CONSULTANT

/s/ Philip Bruce Camacho
Philip Bruce Camacho

ASSURANT, INC.

By:	/s/ Bart Schwartz
Name: Title:	Bart Schwartz Executive Vice President and Chief Legal Officer